UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 29, 2016

MIDWEST ENERGY EMISSIONS CORP.
(Exact name of registrant as specified in its charter)

Commission file number 000-33067

Delaware	87-0398271
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

670 D Enterprise Drive Lewis Center, Ohio	43035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 505-6115

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 3, 2016, Midwest Energy Emissions Corp. (the “Company”) filed a Current Report on Form 8-K (the “November 3, 2016 Form 8-K”) which reported that on November 1, 2016 the Company, along with its wholly-owned subsidiary, MES, Inc. (“MES”, and together with the Company, collectively the “Companies”), entered into an Amended and Restated Financing Agreement (the “Restated Financing Agreement”) with AC Midwest Energy LLC ("AC Midwest”). The completion of the transactions contemplated by the Restated Financing Agreement was subject to various conditions including but not limited to the closing by the Company of an equity offering raising at least $10.0 million of gross proceeds prior to December 31, 2016 (the “Qualifying Offering”). Such Qualifying Offering was completed on November 18, 2016 whereby, and pursuant to a previously reported Stock Purchase Agreement entered into with certain institutional and accredited investors, the Company sold an aggregate of 11,214,968 shares of its common stock for gross proceeds to the Company of $13,457,961.60.

Subsequently, and on November 29, 2016, the Companies closed on the transactions contemplated by the Restated Financing Agreement whereby AC Midwest, which holds various warrants to acquire shares of the Company’s common stock (the “AC Midwest Warrants”), exercised on a cashless basis a portion of the AC Midwest Warrants for 10,000,000 shares of the Company’s common stock and exchanged 12% senior secured convertible notes previously issued to AC Midwest with an outstanding aggregate principal balance owing of $9,646,686 (the “AC Midwest Notes”), together with all accrued and unpaid interest thereon, and the remaining unexercised portion of the AC Midwest Warrants, for (i) a new senior secured note in the principal amount of $9,646,686 (the “New AC Midwest Secured Note”) which was partially prepaid at closing in the amount equal to $5,000,000 as provided in the Restated Financing Agreement, and (ii) a subordinated unsecured note in the principal amount of $13,000,000 (the “AC Midwest Subordinated Note”).

A summary of certain provisions of the New AC Midwest Secured Note and the AC Midwest Subordinated Note set forth under Item 1.01 of the November 3, 2016 Form 8-K is hereby incorporated by reference into this Item 2.03. A copy of the New AC Midwest Secured Note and the AC Midwest Subordinated Note are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, and are incorporated by reference herein. The foregoing summary of certain provisions of the New AC Midwest Secured Note and the AC Midwest Subordinated Note does not purport to be complete and is qualified in its entirety by reference to the actual documents.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 2.03 with respect to the issuance of the shares of common stock, resulting from the exercise of a portion of the AC Midwest Warrants, is incorporated by reference herein.

The foregoing securities were issued in reliance upon the exemption from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1*	Senior Secured Note dated November 29, 2016 in the principal amount of $9,646,686

10.2*	Unsecured Subordinated Note dated November 29, 2016 in the principal amount of $13,000,000

___________

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midwest Energy Emissions Corp.

Date: December 2, 2016	By:	/s/ Richard H. Gross
Richard H. Gross
Chief Financial Officer

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